MASTER SELLING AND SHAREHOLDER SERVICING AGREEMENT

                              [ ___________, 2009]


Ladies and Gentlemen:



         The undersigned distributor (the "Distributor" or "us" or "we"), which is a member firm of the Financial Industry Regulatory Authority, Inc. ("FINRA," formerly the National Association of Securities Dealers, Inc.), has an agreement with each of the funds listed in Annex A, as may be amended from time to time (each a "Fund" and together, the "Funds"), pursuant to which it acts as a distributor for the sale of shares of beneficial interest in the Funds ("Shares").

         This  Master   Selling  and   Shareholder   Servicing   Agreement  (the
"Agreement"), dated as of [________] and effective upon its approval by a majority of the independent directors or trustees of the Fund or Funds (as applicable) at an in-person meeting of the board of directors or trustees, shall be applicable to any offering of Shares pursuant to a registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"). A Fund may elect to offer and sell Shares on a delayed or continuous basis in reliance on Rule 415 under Securities Act. The terms and conditions of the Agreement shall also be applicable to any such delayed or continuous offering of Shares.

         We have delivered or will deliver to the undersigned broker-dealer (the "Selling Agent" or "you"), for delivery to prospective purchasers of Shares, copies of the Funds' prospectus, as amended or supplemented from time to time (the "Prospectus"), including the Funds' required form of investor certification (the "Investor Certification"), and other relevant written information approved and furnished by the Funds for use by prospective purchasers in connection with their purchase of Shares (collectively, the "Offering Documents").

         We hereby appoint you as a Selling Agent with respect to the offering of Shares, and you hereby accept such appointment, expressly upon the following terms and conditions of the Agreement:

         1. Non-Exclusive Appointment. You agree on a non-exclusive basis to use reasonable efforts to solicit and receive offers to purchase Shares in accordance with the terms and conditions set forth in this Agreement and the Offering Documents. Nothing in this Agreement shall limit our right to make other arrangements with respect to the Shares with any person, including the appointment of other distributors or selling dealers.

         2. Limitation on Activities as Selling Agent; Blue Sky. You agree to solicit and receive offers to purchase Shares: (a) only in the jurisdictions in which you and your


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employees maintain all licenses and registrations necessary under applicable law and regulations (including the rules of FINRA) to provide the services required to be provided by you under this Agreement; and (b) only to U.S. persons in states where notifications regarding the Shares have been duly filed or where no such notifications are required or otherwise in compliance with applicable state securities or Blue Sky laws.

         We agree to inform you as to the states in which notifications of the intention to sell Shares have been duly filed or where no such notification is required, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction.

         3. Qualified Investors.

         (a) You will only: (i) solicit offers to purchase Shares from persons who certify that they have a net worth of more than $1.5 million (or in the case of an individual, a joint net worth with their spouse of more than $1.5 million) ("Qualified Investors"); and (ii) submit completed Investor Certifications to us or another agent of the Funds on behalf of prospective investors who you have determined, after reasonable inquiry, to be Qualified Investors.

         (b) You agree that: (i) you have implemented procedures designed to enable you to form a reasonable belief that a prospective investor is a Qualified Investor; (ii) you will keep records (and make them available to us promptly upon request) of the information you relied on in concluding that a prospective investor in a Fund is a Qualified Investor; and (iii) you will cooperate with the Securities and Exchange Commission ("SEC") in the event of any audit or examination of the Qualified Investor status of your clients with respect to the Shares.

         (c) You understand that Shares will be subject to transfer restrictions that permit transfers only to persons who are Qualified Investors and agree to provide a certification to that effect. You agree that: (i) you will not make any transfers of Shares to any of your clients unless you believe that the client is a Qualified Investor; (ii) you have implemented procedures designed to enable you to form a reasonable belief that any transferee of Shares who is a client is a Qualified Investor; (iii) you will only make transfers of Shares to an account with a broker or dealer that has entered into a selling agreement with us; and (iv) confirmations of any transfer will include a statement regarding the transfer restrictions applicable to the Shares.

         4. Processing of Orders. Orders for Shares received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the Prospectus. The procedure relating to the handling of orders shall be subject to the terms of this Agreement and instructions that we or the Funds shall forward from time to time to you. All orders are subject to acceptance or rejection, in whole or in part, by the Distributor or the Funds in their sole discretion. The minimum initial and subsequent purchase requirements are as set forth in the Prospectus.

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         Payment for and delivery of Shares will be made through the facilities, and subject to the rules and procedures, of the National Securities Clearing Corporation (NSCC) Fund Settlement, Entry and Registration Verification System (Fund/SERV System), subject to the Funds' right to accept or reject orders for Shares.

         5. Suspension or Withdrawal of Offering. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Shares entirely or to certain persons or entities in a class or classes specified by us.

         6. SELLING AGENT'S STANDING & RELATED REPRESENTATIONS

         (a) Delivery of Fund Materials, Offering Documents and Confirmations. You agree to deliver to each of your clients making purchases a copy of the then current Prospectus prior to the time of offering or sale. Subject to receipt of such material from Distributor, you agree thereafter to deliver to such clients copies of the annual and interim reports, proxy solicitation and repurchase or tender offer materials (as applicable) of a Fund and any other communications made by a Fund to all of its investors (collectively, "Fund Materials"). You further agree to endeavor to obtain completed proxies from such purchasers and to forward them to the applicable Fund. Additional copies of the Fund Materials will be supplied to you in reasonable quantities upon request.

         You represent and warrant that you are familiar with Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), relating to the distribution of preliminary and final prospectuses and agree that you will comply therewith. You agree to make a record of your distribution of each preliminary prospectus and when furnished with copies of any revised preliminary prospectus, you will promptly forward copies thereof to each person to whom you have theretofore distributed a preliminary prospectus. You further agree to furnish any confirmations required pursuant to Rule 10b-10 under the Exchange Act and provide applicable point of sale disclosure to investors concerning the amount of all compensation received or to be received by you in connection with the sale of Shares.

         You agree that in making offers of Shares you will rely upon no statement whatsoever, written or oral, other than the statements in the Offering Documents delivered to you by us. You will not be authorized by a Fund to give any information or to make any representation not contained in the Offering Documents in connection with the sale of Shares.

         (b) FINRA. You represent and warrant that you are actually engaged in the investment banking or securities business and either are a member in good standing of FINRA or, if you are not such a member, you are a foreign bank, dealer or institution not eligible for membership in FINRA which agrees to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with all applicable FINRA Rules. If you are a member of FINRA you agree to promptly notify us if you cease to be in good standing

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


with FINRA. You further represent, by your participation in an offering of Shares, that you have provided to us all documents and other information required to be filed with respect to you, any related person or any person associated with you or any such related person pursuant to the supplementary requirements of FINRA Rule 5110 with respect to review of corporate financing to the extent that such requirements relate to such offering of Shares.

         You agree that, in connection with any purchase or sale of the Shares wherein a selling concession, discount or other allowance is received or granted, you will: (i) if you are a member of FINRA, comply with all applicable interpretive material and Rules of FINRA, including, without limitation, FINRA Conduct Rule 2740 (relating to Selling Concessions, Discounts and Other Allowances), or (ii) if you are a foreign bank or dealer or institution not eligible for such membership, comply with FINRA Conduct Rules 2730 (relating to Securities Taken in Trade), 2740 (relating to Selling Concessions) and 2750 (relating to Transactions With Related Persons) as though you were such a member and Conduct Rule 2420 (relating to Dealing with Non-Members) as it applies to a non-member broker or dealer in a foreign country, and all other applicable rules of FINRA.

         If you are a member of FINRA, you further agree that, prior to making an offering of Shares to any clients, you will, among other things, comply with FINRA Conduct Rule 2310 (Recommendations to Customers (Suitability)), which compliance shall include without limitation considering: (i) the suitability of this investment with respect to the client's investment objectives and personal situation, (ii) factors such as the client's personal net worth, income, age, risk tolerance and liquidity needs, and (iii) whether the client's risk profile is suitable for this investment.

         (c) Registered Broker-Dealer. You represent that you are a broker or dealer registered under the Exchange Act. You agree to notify us immediately if you cease to be registered or licensed as a broker or dealer.

         (d) SIPC. You agree to promptly notify us if you are not now a member of the Securities Investor Protection Corporation or its successor ("SIPC"), or if at any time during the term of this Agreement you cease being a member of SIPC.

         (e) Complaints; Litigation; Regulatory Proceedings. You agree to promptly advise the Distributor if you receive notice of any client complaint, litigation initiated or threatened, or communication by any regulatory authority which relates to a Fund or to a transaction in Shares by you, and you agree to provide us information and documentation thereon as we may reasonably request, subject to confidentiality obligations.

         (f) Applicable Laws and Regulations. In addition to the laws, rules and regulations specifically referenced in this Section 6, you agree to comply with all applicable laws, rules or regulations (including, without limitation, the FINRA Rules) in connection with your activities under this Agreement.

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


         7. Anti-Money Laundering. You hereby certify that you have established and maintain an anti-money laundering program that includes written policies, procedures and internal controls reasonably designed to identify your clients and have undertaken appropriate due diligence efforts to "know your customers" in accordance with all applicable anti-money laundering laws and regulations in your jurisdiction, including, where applicable, the USA PATRIOT Act of 2001 (the "PATRIOT Act"), including sections 326 (Customer Identification Program), 356 (Suspicious Activity Reporting), 314 (INFORMATION SHARING), 313/319 (Foreign Banks), 312 (Correspondent/Private Banking Accounts) and 311 (Special Measures) of the PATRIOT Act. You represent and warrant that any money contributed to a Fund by or on behalf of an investor introduced by you, will not be directly or indirectly derived from activities that may contravene U.S. federal, state and international laws and regulations, including anti-money laundering laws and regulations. You also represent and warrant that you will screen any investor introduced to a Fund by you against the sanctions programs administered by the U.S. Department of Treasury's Office of Foreign Assets Control ("OFAC"), including Executive Order 13224, Blocking Property And Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, or the Annex thereto, as published at http://www.treas.gov/offices/ enforcement/ofac/ programs/terror/terror.pdf, and the OFAC list, available at http://www.treas.gov/ offices/ enforcement/ofac/. You further confirm that you will monitor for suspicious activity in accordance with the requirements of the PATRIOT Act. You agree to provide us with such information as we may reasonably request, including but not limited to, the filling out of questionnaires, attestations and other documents, to enable us to fulfill our obligations under the PATRIOT Act. Upon filing a Section 314 notice you agree to comply with all applicable requirements under the PATRIOT Act and applicable implementing regulations concerning the use, disclosure, and security of any information that is shared.

         8. Privacy.

         You acknowledge that we are subject to the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. ss. 6801 et seq., pursuant to which regulations we are required to obtain certain undertakings from you with regard to the privacy, use and protection of nonpublic personal financial information of our clients or prospective clients. Therefore, notwithstanding anything to the contrary contained in this Agreement, you agree that: (a) you shall not disclose or use any Client Data (as defined in the last sentence of this Section 8) except to the extent necessary to carry out your obligations under this Agreement and for no other purpose; (b) you shall not disclose Client Data to any third party, including, without limitation, your third party service providers without our prior consent and an agreement in writing from the third party to use or disclose such Client Data only to the extent necessary to carry out your obligations under this Agreement and for no other purposes; (c) you shall maintain, and shall require all third parties approved under subsection
(b) to maintain, effective information security measures to protect Client Data from unauthorized disclosure or use; and (d) you shall provide us with information regarding such security measures upon our reasonable request and promptly provide us with information regarding any failure of such security measures or any security breach related to Client Data. The obligations set forth in this Section shall survive termination of the Agreement. For purposes of this Agreement,

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


Client Data means the nonpublic personal information (as defined in 15 U.S.C. ss. 6809(4)) of the Distributor's clients or prospective clients (and/or the Distributor's parent, affiliated or subsidiary companies) received by the Selling Agent in connection with the performance of its obligations under the Agreement, including, but not limited to: (a) an individual's name, address, e-mail address, IP address, telephone number and/or social security number; (b) the fact that an individual has a relationship with the Distributor and/or its parent, affiliated or subsidiary companies; or (c) an individual's account information.

         9. Shareholder Services.

         (a) Provision of Services. You agree to maintain accounts and provide certain services for your clients who have purchased or otherwise acquired Shares in an offering subject to this Agreement, including, without limitation:
(i) handling inquiries from clients regarding a Fund, including, but not limited to, questions concerning their investments in a Fund, and reports and tax information provided by a Fund; (ii) assisting in the enhancement of communications between clients and a Fund; (iii) notifying a Fund of any changes to shareholder information, such as changes of address; (iv) providing such other information and shareholder services as may be reasonably requested by us;
(v) assisting in any transfer of Shares made in accordance with the terms of the Prospectus; and (vi) assisting in any repurchase or tender offers conducted by Fund (as applicable), including, but not limited to: delivering to each client in a timely manner any applicable repurchase or tender offer material, responding to client inquiries about procedures for tendering Shares, tendering Shares on behalf of clients that wish to participate in the repurchase or tender offer, remitting repurchase or tender proceeds to the appropriate clients, and in the event the Fund is required to pro rate repurchase or tender offers, determining correct allocations among your clients of any repurchase or tender proceeds and any Shares not purchased in the repurchase or tender offer.

         (b) Compensation. Compensation for the services performed by you pursuant to this Section 9 is set forth in Annex B hereto, as may be amended by the parties hereto from time to time.

         10. Indemnification.

         (a) You agree to indemnify and hold harmless the Distributor, the Funds and each person affiliated with the Distributor or the Funds, and their respective officers, directors, employees, partners and shareholders from and against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising in connection with the performance of your obligations under this Agreement or your breach of any of its provisions; except insofar as such loss, liability, claim, damage, or expense is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of the Distributor in the performance of its obligations and duties under this Agreement.

         (b) Distributor agrees to indemnify and hold harmless Selling Agent (for the purposes of this Section, "Selling Agent" shall mean you, your directors, officers, employees and agents, and any person who is or may be deemed to be a controlling person of Selling Agent) from and against any and all losses, claims, damages, liabilities or expenses (including the reasonable costs of investigation and attorney's fees and expenses as such expenses are incurred by Selling Agent in any action or proceeding between the parties to this Agreement or between Selling Agent and any third party) to which Selling Agent may become subject, insofar as any such loss, claim, damage, liability or expense (or action with respect thereto) arises out of or is based on any untrue statement of a material fact contained in the Prospectus or any Offering Document relating to an offering of Shares, or arises out of or is based on the failure to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Distributor's obligation to indemnify and hold harmless Selling Agent applies only with respect to such statements or omissions of material fact relating to information about the Distributor furnished in writing by the Distributor expressly for use in any such Prospectus or sales materials.

         (c) The provisions of this Section 10 shall survive termination of this Agreement.

         11. Termination; Supplements and Amendments. This Agreement shall continue in full force and effect until terminated by a written instrument executed by each of the parties hereto; provided, however, that the terms and conditions set forth in Section 9 shall continue in effect until terminated by a written instrument setting forth the mutual agreements of the Funds and you for the disposition of any Shares held by you for your clients' accounts. This Agreement may be supplemented or amended by us by written notice thereof to you, and any such supplement or amendment to this Agreement shall be effective with respect to any offering of Shares to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented.

         12. Successors and Assigns. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and the respective successors and assigns of each of them.

         13. Confidentiality. The parties agree to keep the existence and the terms of this Agreement confidential and not to disclose such terms unless they are made public other than due to a breach of this Section 13 by the affected party or as required by law in which case the affected party shall give the other parties as is reasonably practicable the right to contest such law and/or limit the scope of the required disclosure. The Selling Agent agrees that neither it nor any of its affiliates shall publicly disparage the Funds, the Distributor or any of their respective affiliates.

         14. Entire Agreement. This Agreement represents the entire agreement between the parties and supersedes any prior agreement entered into by the parties hereto (or their respective predecessors) with respect to the Shares. In the event that any provision hereof is held to be invalid or unenforceable by any court of competent jurisdiction, such invalidity shall be limited to the jurisdiction in question, and such invalidity to the extent so held by such court. For the avoidance of doubt, the decision of a given court having jurisdiction over a given premises that any provision hereof is invalid or unenforceable shall have no effect whatsoever in respect of any such premises.

         15. Governing Law. This Agreement and the terms and conditions set forth herein with respect to any offering of Shares shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed within the State of New York.




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                                       8
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         Please confirm by signing and returning to us the enclosed copy of this
Agreement that your subscription to or your acceptance of any reservation of any Shares pursuant to an offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as may be supplemented and amended pursuant to Section 11 hereof); together with and subject to any supplementary terms and conditions contained in any Written Communication from us in connection with such offering of Shares, all of which shall constitute a
binding   agreement   between   you  and  us,   (ii)   confirmation   that  your
representations and warranties set forth herein are true and correct at that time, (iii) confirmation that your agreements set forth herein hereof have been and will be fully performed by you to the extent and at the times required thereby and (iv) acknowledgment that you have requested and received from us sufficient copies of the final Prospectus in order to comply with your undertakings herein.




                             Very truly yours,

                             [------------]


                             By:
                                ---------------------
                             Name:
                             Title:





---------------------------
(Name of Agent)

By:
   ------------------------
Name:
Title:
Address:
Telephone:
Fax:


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


                                     ANNEX A

                                  LIST OF FUNDS

ACAP Strategic Fund

                                     ANNEX B

           Compensation Schedule for ACAP Strategic Fund (the "Fund")

         1. You shall be entitled to charge an upfront sales load of up to 3% of an investor's investment amount.

         2. In addition, you shall be entitled to receive an ongoing shareholder servicing fee of [0.25%] (on an annualized basis) of the aggregate value of Shares held by your clients that you have referred to the Fund (the "Shareholder Servicing Fee"). The Shareholder Servicing Fee shall be determined as of the last day of the month and paid [as soon as reasonably practicable, but not later than [___] days after the end of such month].

























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